                                                                         DRAFT






-------------------------------------------------------------------------------










                      DONALDSON, LUFKIN & JENRETTE, INC.
                                as the Company

                                      and

          ----------------------------------------------------------



                           THE CHASE MANHATTAN BANK
                                  as Trustee


          ----------------------------------------------------------




                         First Supplemental Indenture
                        Dated as of September ___, 1997



                 Global Floating Rate Notes due September 2002




------------------------------------------------------------------------------

                              TABLE OF CONTENTS*

                                                                           Page

RECITALS OF THE COMPANY.......................................................1

ARTICLE 1

RELATION TO INDENTURE; RULES OF CONSTRUCTION..................................2
SECTION 1.1 Relation to Indenture.............................................2
SECTION 1.2 General Provisions................................................2

ARTICLE 2

AMENDMENTS TO THE INDENTURE...................................................3
SECTION 2.1 Definitions.......................................................3
SECTION 2.2 Other Definitions.................................................3
SECTION 2.3 Establishment of Series...........................................3
SECTION 2.4 Form of Debt Securities...........................................4

ARTICLE 3

MISCELLANEOUS................................................................18
SECTION 3.1 Continued Effectiveness of Indenture.............................18
SECTION 3.2 Purpose..........................................................18
SECTION 3.3 Rights of Trustee................................................18
SECTION 3.4 Benefits of First Supplemental Indenture.........................19
SECTION 3.5 Governing Law....................................................19
SECTION 3.6 Successors.......................................................19
SECTION 3.7 Duplicate Originals..............................................19
SECTION 3.8 Separability.....................................................19
SECTION 3.9 Table of Contents, Headings, Etc.................................19

SIGNATURES...................................................................20


--------
*Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

         FIRST SUPPLEMENTAL INDENTURE, dated as of September ___, 1997 between Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation, as the Company, and The Chase Manhattan Bank, a New York banking corporation, as Trustee.


                            RECITALS OF THE COMPANY

         WHEREAS, the Company has executed and delivered the Indenture, dated as of September 3, 1997 (the "Base Indenture") to the Trustee to provide for the issuance from time to time of the Company's debentures, notes or other evidences of indebtedness (the "Securities") to be issued from time to time in one or more series as may from time to time be authorized in accordance with the terms of the Base Indenture, as may thereafter be supplemented;

         WHEREAS, Section 9.1 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture without the consent of holders of Securities for, among other things, the purpose of establishing the forms and terms of Securities of any series as permitted by Section 2.3 thereof and to add to, change or eliminate any of the provisions of the Base Indenture in respect of one or more series of Securities to be issued thereunder;

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its "Global Floating Rate Notes due September 2002" (the "Notes"), the terms, provisions and conditions of such Notes and the form thereof to be set forth as provided in the Base Indenture as supplemented by this First Supplemental Indenture; and

         WHEREAS, all things necessary to make the Notes when executed by the Company and authenticated and delivered by the Trustee, the valid and binding obligations of the Company and to make this First Supplemental Indenture a valid supplemental indenture and agreement of the Company according to its terms, have been done;

         NOW, THEREFORE:

         In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, and for the purpose of setting forth the terms, provisions and conditions of the Notes and the form thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

                                   ARTICLE 1

                 RELATION TO INDENTURE; RULES OF CONSTRUCTION

         SECTION 1.1 Relation to Indenture. This First Supplemental Indenture constitutes an integral part of the Base Indenture but is effective only with respect to the Notes issued under the Base Indenture as supplemented by this First Supplemental Indenture.

         SECTION 1.2 General Provisions. For all purposes of this First Supplemental Indenture:

                  (i) references herein to the Indenture shall mean the Base Indenture as supplemented by this First Supplemental Indenture;

                  (ii) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture unless otherwise defined herein (in which case the definition set forth herein shall govern);

                  (iii) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

                  (iv) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (v) words in the singular include the plural, and words in the plural include the singular;

                  (vi) "herein," "hereof" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (vii) all references to Sections or Articles refer to Sections or Articles of this First Supplemental Indenture unless otherwise indicated; and

                  (viii) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

                                   ARTICLE 2

                          AMENDMENTS TO THE INDENTURE

         SECTION 2.1 Definitions. Section 1.1 of the Base Indenture is amended so that the following definitions are amended, restated or added in alphabetical order:

         "Luxembourg Paying Agent" means the Paying Agent appointed by the Company pursuant to Section 2.5 of the Base Indenture to accept Notes presented for payment in Luxembourg and to pay interest, if any, on the Notes.

         SECTION 2.2 Other Definitions. Section 1.2 of the Indenture is amended so that the following definitions are added in alphabetical order:


             Term                                Defined in Section
             ----                                ------------------
Business Day                           2.4 of the First Supplemental Indenture
London Business Day                    2.4 of the First Supplemental Indenture
United States                          2.4 of the First Supplemental Indenture
U.S. Holder                            2.4 of the First Supplemental Indenture

         SECTION 2.3 Establishment of Series. There is hereby established, pursuant to the authority granted under the Base Indenture, a series of Securities that shall be known and designated as the "Global Floating Rate Notes due September 2002" of the Company. The Notes will mature on September 18, 2002, and the Notes shall each bear interest at a floating rate based on the three-month LIBOR rate from September 18, 1997 or from the most recent date with respect to which interest has been paid, as the case may be, payable on December 17, 1997 and quarterly thereafter on the third Wednesday of March, June, September and December in each year, until the principal thereof is paid or duly provided for.

         The aggregate principal amount of Notes which may be authenticated and delivered is limited to $350,000,000 in principal amount of Notes, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.7, 2.8, 2.10 or
3.2 of the Base Indenture.

         The Notes shall be redeemable as provided in Article Three of the Base Indenture. The terms of redemption are set forth in the form of the Note as set forth in Section 2.4 of this First Supplemental Indenture.

         SECTION 2.4 Form of Debt Securities. (a) The form of the face of any Note authenticated and delivered hereunder shall be substantially as follows:

                                 FACE OF NOTE

R-__
CUSIP:   257661AC2
ISIN:    US257661AC28
Common Code:  8040133


                      DONALDSON, LUFKIN & JENRETTE, INC.

                 GLOBAL FLOATING RATE NOTES DUE SEPTEMBER 2002

         UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.7 OF THE INDENTURE (AS DEFINED HEREIN).

Issue (Title): Global Floating Rate Notes Due     Specified Payment Currency
September 2002                                      Interest: U.S. Dollars
                                                    Principal: U.S. Dollars

Registered  Principal Amount:                     Exchange Rate Agent: N/A

Type of Global Security                           Subject to Redemption Prior to
[X] DTC Global Security                           Maturity Date
                                                  [ ]  No
Registered Holder                                 [X]  Yes
[X] Cede & Co.                                         Initial Redemption Date: September 20, 2000
                                                       Initial Redemption Percentage:  100%
Original Issue Date: September 18, 1997                Annual Redemption Percentage
                                                         Reduction:  N/A
Maturity Date:  September 18, 2002                     Subsequent:  On any Interest Payment Date



Optional Repayment Date(s): N/A                        Interest Reset Date(s): Each Interest Payment
                                                       Date

Interest Rate Basis or Bases:                          Interest Category:
  If LIBOR:                                            [X]  Regular Floating Rate Note
    [X] LIBOR Reuters                                  [ ]  Floating Rate/Fixed Rate Note
    [ ] LIBOR Telerate                                      Fixed Rate Commencement Date:
                                                            Fixed Rate Interest:  _____ %
Index Currency: N/A                                    [ ]  Inverse Floating Rate Note
                                                            Fixed Interest Rate:
Index Maturity: N/A                                    [ ]  Original Issue Discount Note
                                                            Issue Price:  ______ %
Initial Interest Rate: 5.96875%
                                                       Authorized Denominations (if other than
Interest Payment Date(s): the third Wednesday          minimum denominations of U.S. $1,000 and
   of each December, March, June and                   integral multiples thereof)
September, commencing December 17, 1997                    Minimum Denominations:  N/A
                                                           Additional Increments:  N/A
Spread (plus or minus): 0.0025%
[X] Plus                                               Other/Additional Provisions:
[ ] Minus                                              [X] No
                                                       [ ] Yes
Spread Multiplier: N/A
                                                       Addendum:
Initial Interest Reset Date: December 17, 1997                                  [ ] There are no Addemdums hereto
                                                       [ ] Number of Addendums: __________
Minimum Interest Rate: N/A

Maximum Interest Rate: N/A







         Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assignees, the principal sum of $________________ on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from the Original Issue Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date next succeeding the Original Issue Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment (except as provided below). The Company will pay interest in arrears on each Interest Payment Date (as specified above) commencing on December 17, 1997 and on the Maturity Date (or any Redemption Date) (these and certain other capitalized terms used herein are defined on the reverse of this Note); provided, however, that (i) if an Interest Payment Date (other than the Maturity Date (or any Redemption Date)) would fall on a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day, and (ii) if the Maturity Date (or any Redemption Date or Repayment Date) falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest shall be made on the next succeeding Business Day, in each case with the same force and effect as if made on the date such payment was due, and interest on principal shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any Redemption
Date) to such next succeeding Business Day and no interest shall accrue on the interest payable on the Interest Payment Date for the period from and after such Interest Payment Date or the Maturity Date (or any Redemption Date) to such next succeeding Business Day.

         Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any Redemption Date) will be paid by wire transfer of immediately available funds against presentation of this Note at the office of The Chase Manhattan Bank (the "Paying Agent") currently located at 450 West 33rd Street, New York, New York, or at the office of Chase Manhattan Bank Luxembourg S.A. (the "Luxembourg Paying Agent") currently located at 5, rue Plaetis, L-2338 Luxembourg; provided, however, that payments of interest, other than interest due at maturity (or any Redemption Date), may be made by United States dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register at the close of business on the Record Date; provided, further, that (i) the Depositary as holder of the Notes and (ii) a holder of $5,000,000 or more in aggregate principal amount of Notes in certificated form will be entitled to receive payments of interest, other than interest due at maturity (or any Redemption Date), in each case, by wire transfer of immediately available funds to an account within the United States maintained by the holder of this
Note if appropriate wire transfer instructions in writing have been received by the Paying Agent not less than 10 days prior to the applicable Interest Payment Date.

         Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Original Issue Date, to but excluding the related Interest Payment Date, the Maturity Date or any Redemption Date, as the case may be, until the principal hereof has been paid or duly made available for payment (except as provided herein). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business
Day) (each such date a "Record Date"); provided, however, that interest payable on the Maturity Date (or any Redemption Date) will be payable to the person to whom the principal hereof shall be payable.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


                                   DONALDSON, LUFKIN & JENRETTE, INC.


                                   By:______________________________
                                      Title:


                                   By:______________________________
                                      Title:

[SEAL]


Attest:


By:___________________________
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes
 referred to in the within-
mentioned Indenture.

THE CHASE MANHATTAN BANK,
as Trustee and Authenticating Agent


By:____________________________
    Authorized Signatory

DATED:

(b) The form of the reverse of any Note authenticated and delivered hereunder shall be substantially as follows:

                                REVERSE OF NOTE

                      DONALDSON, LUFKIN & JENRETTE, INC.

                 GLOBAL FLOATING RATE NOTES DUE SEPTEMBER 2002

         This Note is one of a duly authorized issue of Debt Securities having maturities of nine months or more from the date of issue (the "Notes") of the Company. The Notes are issuable under an Indenture, dated as of September 3, 1997, as supplemented by a First Supplemental Indenture dated as of September ___, 1997 (as supplemented, the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The Chase Manhattan Bank has been appointed Authenticating Agent and Calculation Agent (the "Authenticating Agent" and "Calculation Agent", respectively, which terms include any successor authenticating agent or calculation agent, as the case may be) with respect to the Notes. The Chase Manhattan Bank at its corporate trust office in The City of New York has been appointed the registrar and Paying Agent with respect to the Notes, and Chase Manhattan Bank Luxembourg S.A. at its office in Luxembourg has been appointed the Luxembourg Paying Agent with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

         This Note will not be subject to any sinking fund and will not be subject to repayment at the option of the holder prior to maturity.

         This Note will be subject to redemption at the option of the Company on any Interest Payment Date on or after the Initial Redemption Date specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 (provided that any remaining principal amount hereof shall be at least U.S. $1,000) at 100% of the unpaid principal amount of Notes to be redeemed, together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

         This Note shall bear a floating rate of interest determined by reference to LIBOR (as defined below) plus 25 basis points. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

         If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

         The Interest Determination Date shall be the second London Business Day preceding such Interest Reset Date.

         The Calculation Agent shall determine the interest rate hereon for each Interest Reset Date in accordance with the foregoing no later than the Calculation Date. The Calculation Date is the tenth calendar day after such Interest Determination Date, or if such day is not a Business Day, the next succeeding Business Day. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         Determination of LIBOR. LIBOR with respect to this Note shall be determined with respect to each Interest Reset Date as follows:

                  (i) With respect to an Interest Determination Date, LIBOR will be the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for three-month deposits in the London interbank market in U.S. dollars and commencing on the second London Business day immediately following such Interest Determination Date that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page. If no rate appears on the Designated LIBOR Page (or, if the Designated LIBOR Page by its terms provides for more than a single rate but fewer than two offered rates appear on such
         Page), LIBOR in respect of such Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

                  (ii) With respect to an Interest Determination Date relating to a LIBOR Note to which the last sentence of clause (i) above applies, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for three-month deposits in U.S. dollars designated on the face hereof commencing on the second London Business Day immediately following such Interest Determination Date to prime banks in the London interbank market at approximately 11:00 A.M., London time on such Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time.

         If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on such Interest Determination Date for three-month loans made in U.S. dollars to leading European banks commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR determined with respect to the Interest Reset Date preceding the applicable Interest Determination Date.

         "Designated LIBOR Page" means the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank offered rates of major banks for U.S. dollars (or such other pages as may replace that page or that service for the purpose of displaying such rates).

         At the request of the holder hereof, the Trustee will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

         Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any Redemption Date or Repayment Date), as the case may be. Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward). Except as set forth above or on the face hereof, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date and the interest rate applicable to any other day will be the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

         Payment of Additional Amounts. The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes, such additional amounts as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest on the Notes to a person that is not a U.S. Holder (as defined below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

         (1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

                  (a) being or having been present or engaged in trade or business in the United States or having or having had a permanent establishment in the United States;

                  (b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

                  (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

                  (d) being or having been a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision;

         (2) to any holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

         (3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Note, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

         (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

         (5) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

         (6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

         (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

         (8) in the case of any combination of items (1), (2), (3), (4), (5),
(6) and (7).

         The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided in this Note, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

         Redemption by the Company Upon a Tax Event. If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the Original Issue Date set forth on the face of this Note, the Company becomes or will become obligated to pay additional amounts as described above or (b) any act is taken by a taxing authority of the United States on or after the Original Issue Date set forth on the face of this Note, whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay such additional amounts, then the Company may, at its option, redeem, as a whole, but not in part, the Notes on any Interest Payment Date on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Notes. No redemption, pursuant to (b) above may be made unless the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the additional amounts described herein under the heading "Payment of Additional Amounts" and that the Company is therefore entitled, to redeem the Notes pursuant to their terms.

         This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

         This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, is issuable only in denominations of U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, unless otherwise specified on the face hereof.

         In case a Default or an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions which provide that, without prior notice to any holders of Notes, the Company and the Trustee may amend the Indenture and the Notes of any series with the written consent of the holders of a majority in principal amount of the outstanding Notes of all series affected by such amendment (all such series voting as one class), and the holders of a majority in principal amount of the outstanding Notes of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes of such series; provided that, without the consent of each holder of the Notes of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder's Note, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder or change any place of payment where, or the currency in which, any Note of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Notes of the relevant series the consent of whose holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of principal of or interest on any Note of such holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of noteholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby.

         It is also provided in the Indenture that, subject to certain conditions, the holders of at least a majority in principal amount of the outstanding Notes of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Notes of such series and its consequences, except a Default in the payment of principal of or interest on any Note or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Notes of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         All determinations referred to above made by the Company or its agents shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

         So long as this Note shall be outstanding, the Company will cause to be maintained offices or agencies for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York and in Luxembourg, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said principal, premium, if any, and interest at such place or places (subject to applicable laws and regulations) as the Company may decide. So long as there shall be any such agency, the Company shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

         So long as this Note shall remain outstanding and listed on the Luxembourg Stock Exchange, all notices made to noteholders will be published in a leading newspaper in Luxembourg.

         No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein and in the Indenture prescribed unless otherwise agreed between the Company and the registered holder of this Note.

         Upon due presentment for registration of transfer of this Note, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company or any agent of the Company, the registrar of the Notes or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on, this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of law principles thereof).

         As used herein:

         "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and such day is also a London Business Day;

         "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market;

         "United States" or "U.S." means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

         "U.S. Holder" means the beneficial owner of a Note that is (i) for U.S. federal income tax purposes a citizen or resident of the United States (including certain former citizens and former long-term residents), (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust with respect to the administration of which a court within the United States is able to exercise primary supervision and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

         All other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM-as tenants in common

         TEN ENT-as tenants by the entireties

         JT TEN-as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT-_________Custodian________
                             (Cust)          (Minor)

         Under Uniform Gifts to Minors Act_________
                                           (State)

         Additional abbreviations may also be used though not in the above list.

                                  ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


-------------------------------------------------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE]


-------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF
ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Signature____________________________

Signature Guarantee__________________

Dated:_______________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                                   ARTICLE 3

                                 MISCELLANEOUS

         SECTION 3.1 Continued Effectiveness of Indenture. Except as amended hereby, the Base Indenture shall continue in full force and effect.

         SECTION 3.2 Purpose. The purpose of this First Supplemental Indenture is to effect the amendments set forth herein. The Company represents and warrants that all the conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

         SECTION 3.3 Rights of Trustee. The Trustee executes this First Supplemental Indenture only on the condition that it shall have and enjoy with respect thereto all of the rights, duties, and immunities as set forth in the Indenture.

         SECTION 3.4 Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the related Debt Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders of Debt Securities of any series created on or after the date hereof, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

         SECTION 3.5 Governing Law. The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this First Supplemental Indenture.

         SECTION 3.6 Successors. All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

         SECTION 3.7 Duplicate Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 3.8 Separability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 3.9 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                  SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.


(SEAL)                                  DONALDSON, LUFKIN & JENRETTE, INC.,
Attest:                                   as the Company




                                        By:
--------------------------                 --------------------------
                                           Name:
                                           Title:



(SEAL)                                  THE CHASE MANHATTAN BANK,
Attest:                                   as Trustee




                                        By:
--------------------------                 --------------------------
                                           Name:
                                           Title:

STATE OF NEW YORK                   )
                                    )     ss.:
COUNTY OF NEW YORK                  )

          On the _______________ day of ________________1997, before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that he is ________________________ of DONALDSON, LUFKIN & JENRETTE, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                                    -------------------
                                                       Notary Public

STATE OF NEW YORK                   )
                                    )     ss.:
COUNTY OF NEW YORK                  )

          On the _______________ day of ________________1997, before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that he is ________________________ of THE CHASE MANHATTAN BANK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                                    -------------------
                                                       Notary Public